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                                                                   Exhibit 10.25


                         DEMAND MASTER PROMISSORY NOTE


$5,000,000                                                           May 3, 2004
                                                                 Cleveland, Ohio

     FOR VALUE RECEIVED, the undersigned, HYLAND SOFTWARE, INC., an Ohio corporation, ("Borrower") promises to pay to the order to KEYBANK NATIONAL ASSOCIATION ("Bank") at its main office at 127 Public Square, Cleveland, Ohio 44114-1306, the principal sum of FIVE MILLION DOLLARS ($5,000,000), or the aggregate unpaid principal amount of all Advances made by Bank to Borrower hereunder, whichever is less, in lawful money of the United States of America, on the earlier of DEMAND or May 2, 2005.

     Borrower promises to pay interest (based on a year having three hundred sixty (360) days and calculated for the actual number of days elapsed) on the principal balance of each Advance at a rate per annum equal to the Prime Rate from time to time in effect minus one hundred (100) basis points, with such interest to be due and payable commencing May 31, 2004, and continuing on the last day of each succeeding calendar month thereafter and on the Maturity Date. The principal balance of each Advance that remains outstanding after the Maturity Date shall bear interest at a rate per annum equal to the Default Rate. Advances may be prepaid at any time.

     This Note shall serve as a master note to evidence all Advances; provided, however, that the aggregate unpaid principal amount of all Advances shall not at any time outstanding exceed the Line of Credit. Borrower shall make an immediate prepayment on this Note in the event that the aggregate unpaid principal amount of all Advances shall at any time exceed the Line of Credit. Bank shall record the principal amount of each Advance and the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note. The foregoing information with respect to the Advances set forth on the records of Bank shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on this Note.

     Borrower may request same day borrowings with respect to Advances provided that the request for such borrowing is made before 2:00 P.M. (Eastern time). Whenever any payment to be made under this Note shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable hereunder. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of this Note.

     Borrower agrees to provide to Bank (a) within forty-five (45) days after the end of each of the first three quarter-annual fiscal periods of each of Borrower's fiscal years, Borrower's balance sheet as of the end of that period and its cash-flow statement, reconciliation of surplus statement and profit and loss statement for that period, all prepared in form and detail in accordance with generally accepted accounting principles, consistently applied, and certified by a financial officer of Borrower; (b) within ninety (90) days after the end of each of Borrower's fiscal years, a complete annual audit report of Borrower for that year prepared in form and detail





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satisfactory to Bank and certified by an independent public accountant reasonably satisfactory to Bank; and (c) within ten (10) days of Bank's written request, such other information about the financial condition, properties and operations of Borrower as Bank may from time to time reasonably request.

     Borrower shall at all times maintain unrestricted cash-on-hand and Cash Equivalents in an aggregate amount of no less than Three Million Five Hundred Thousand Dollars ($3,500,000). As used herein, "Cash Equivalents" shall mean cash equivalents in accordance with GAAP.

     Borrower agrees to pay on demand all reasonable costs and expenses of Bank, including, but not limited to, attorneys' fees and expenses in connection with the preparation, negotiation and closing of this Note and the collection of the Obligations. Concurrently herewith Borrower is terminating any commitment of Bank to make loans or other extensions of credit to Borrower under the "Business Loan Agreement - Asset Based" dated as of April 20, 2001. Bank has also agreed to terminate the Security Agreement executed in connection therewith dated as of April 20, 2001.

     Borrower agrees to defend, indemnify and hold harmless Bank from and against any and all liabilities, damages, penalties, actions, judgments, suits, costs or expenses (including attorneys' fees) that may be imposed on, incurred by or asserted against Bank in connection with any investigative, administrative or judicial proceeding (whether or not Bank shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Note; provided that Bank shall not have the right to be indemnified under this paragraph as a result of Bank's gross negligence or willful misconduct.

     Upon the occurrence of an Event of Default and at all times thereafter, at the option of Bank (but automatically with respect to Events of Default (e) through (h)), all Obligations shall become immediately due and payable, Bank may terminate the Line of Credit and no further Advance may be requested by Borrower. In addition, Bank may apply or setoff any Deposit Account against all Obligations, all without any notice to or demand upon Borrower, in addition to any other rights and remedies Bank may have pursuant to law, this Note or any other instruments or agreements, which rights and remedies shall be cumulative. This Note and the other Obligations are secured by the mortgage executed in connection with the Business Loan Agreement.

     This Note shall bind Borrower and Borrower's successors and assigns and shall inure to the benefit of Bank and its successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Note without the express written consent of Bank. All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law, without regard to principles of conflicts of laws. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability of any other provision or application of any provision. This Note constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between Borrower and Bank with respect to this Note is and shall be solely that


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of debtor and creditor, respectively, and Bank shall have no fiduciary obligation toward Borrower with respect to this Note or the transactions contemplated hereby. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought.

     For the purposes of this Note, the following terms shall have the following meanings:

     "Advances" means, collectively, all loan advances made by Bank to Borrower, at the sole discretion and option of Bank, Borrower acknowledging that the Line of Credit relating to this Note is purely discretionary and Bank may, without prior notice to Borrower, refuse to honor any request by Borrower for borrowing hereunder; "Advance" means any of the Advances.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio.

     "Business Loan Agreement" means the Business Loan Agreement between Borrower and Bank, dated as of the 26th day of December, 2000, as amended and as the same may from time to time be further amended, restated or otherwise modified or replaced, which Business Loan Agreement is secured by a mortgage on certain real estate of Borrower.

     "Default Rate" means a floating rate per annum equal to three percent (3%) in excess of the Prime Rate from time to time in effect, which rate shall be immediately adjusted to correspond with each change in the Prime Rate.

     "Deposit Account" means any demand, time, statement, savings, passbook or similar account or balance (including, without limitation, any certificate of deposit) presently or at any time hereafter maintained with Bank at any of its foreign or domestic offices either by Borrower severally or jointly by Borrower and another person or entity.

     "Event of Default" means the occurrence of any of the following events: (a) failure of Borrower to pay any principal or interest hereunder or perform any Obligation when it becomes due and payable (b) untruthfulness, proved to the satisfaction of Bank, of any statement, representation or certification contained in any financial statement, credit application or other document given by Borrower to Bank in connection with any Advance; (c) any condition or event that Bank determines has or is reasonably likely to have a material adverse effect on the business, prospects, operations or financial condition of Borrower or on the rights and remedies of Bank under this Note or the ability of Borrower to perform its obligations hereunder; (d) breach by Borrower of any provision, agreement, representation, warranty or covenant set forth in this Note, in the Business Loan Agreement, or in any other instrument, document or agreement evidencing or relating to any Obligation, or in any mortgage deed, assignment, pledge or security agreement given as or evidencing security for any Obligation of Borrower; (e) dissolution, termination of existence, insolvency, business failure or appointment of a receiver of Borrower or any part of the property of Borrower; (f)assignment for the benefit of creditors by Borrower; (g) failure or inability of Borrower to pay its debts as they come due; (h) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower; or (i) any judgment, attachment, execution, or similar process is rendered,





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issued, or levied against Borrower or any material amount of its property and is not fully satisfied, released, vacated, or bonded within thirty (30) days after its rendering, issue or levy.

     "Line of Credit" means the uncommitted line of credit established by Bank for Borrower pursuant to which Borrower may request such Advances as Bank may be willing to grant up to the aggregate principal amount at any time outstanding of Five Million Dollars ($5,000,000).

     "Maturity Date" means the earlier of (a) May 2, 2005, or (b) DEMAND.

     "Obligation" means any present or future obligation, indebtedness or liability of Borrower owed to Bank, of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor (including, without limitation, each Advance evidenced by this Note or pursuant to the Line of Credit).

     "Person" means an individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other political subdivision thereof or any other entity.

     "Prime Rate" means that interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

     Borrower authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against Borrower in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment is vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against Borrower. Borrower agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. Borrower further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.

                 [Remainder of page intentionally left blank.]




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     JURY TRIAL WAIVER, BORROWER AND BANK WAIVE ANY RIGHT TO HAVE A JURY
PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN BORROWER, AND BANK ARISING OUT OF, IN CONNECTION WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS NOTE, ANY OTHER NOTE OR ANY GUARANTY OF PAYMENT, AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

ADDRESS: 28500 Clemens Rd.              HYLAND SOFTWARE, INC.
        -------------------------
         WESTLAKE, OH
        -------------------------
            44145                       By: /s/ Christopher Hyland
        -------------------------          ----------------------------
                                           Christopher Hyland
                                           Chief Financial Officer


"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE."


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